Exhibit 4.1

SUBSCRIPTION AGREEMENT

Name of Investor: __________________

Alternative Ballistics Corporation

5940 S. Rainbow Blvd.

Las Vegas, NV 89118

Re:	Alternative Ballistics Corporation
Offering of shares of the Company’s common stock, par value $0.001 (the “Shares”)

1. Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Shares of Alternative Ballistics Corporation, a Nevada corporation (the “Company”) indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Share is $2.00 payable in full upon subscription. The undersigned further sets forth statements upon which the Company may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that the Shares are being offered pursuant to an Offering Circular on Form 1-A(as amended or supplemented, the “Offering Circular”) filed with the Securities and Exchange Commission (“SEC”) for the offering of up to 8,400,000 shares of common stock, par value $0.001, consisting of (i) 5,890,000 shares of common stock offered by the Company; and (ii) 2,510,000 shares of common stock on behalf of certain selling stockholders. In connection with this subscription, the undersigned represents and warrants that the personal, business, and financial information provided to the Company along with this Subscription Agreement and/or through any online website is complete and accurate, and presents a true statement of the undersigned’s financial condition.

2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned has received a copy of the Offering Circular, has been given the opportunity to read and review it carefully, and has had an opportunity to question representatives of the Company and to obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of their financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for them. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of this investment. The undersigned understands that any projections or other forward-looking statements that were made in the Offering Circular or otherwise provided to the undersigned are mere estimates and may not reflect the actual results of the Company’s operations. The undersigned understands that the Use of Proceeds made in the Offering Circular are estimates, are not binding, and are subject to the Company’s discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this Offering and from the investment.

(iv) The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties, and those of the other purchasers of Shares.

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(v) The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are “covered securities” under the National Securities Market Improvement Act of 1996 and/or are exempt from such registration under Regulation A. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Share unless such Share has been registered under the applicable state securities laws, or an exemption from registration is available.

(vi) The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned’s net worth, not including the value of the undersigned’s primary residence, or the undersigned’s annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Act, unless the undersigned is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Act, or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income, and other criteria for being an “accredited investor.” See Annex A for the requirements to qualify as an “accredited investor.”

(vii) The undersigned has no need for any liquidity in this investment and is able to bear the economic risk of this investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is a limited public market for the Shares and a public market for the Shares may not develop; (b) it may not be possible to liquidate this investment readily; and (c) the Shares have not been registered under the Act and applicable state law and an exemption from registration for resale may not be available.

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale of Shares have been made within the state or jurisdiction indicated below their signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state or jurisdiction.

(ix) The undersigned has relied upon the Offering Circular, other material provided by the Company, and independent investigations made by them or their representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular or other material provided by the Company have been made to the undersigned or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate, or revoke this subscription.

(xii) If the undersigned is a partnership, corporation, limited liability company, or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding, and enforceable agreements of the undersigned.

(xiii) The undersigned meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which they reside, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor. The undersigned has received a copy of the Offering Circular, has been given the opportunity to read the section of the Offering Circular entitled “Investment Limitations” in the Plan of Distribution section and hereby agrees to comply with all requirements of the USA PATRIOT Act and all other know-your-customer and anti-money-laundering laws and regulations.

(xiv) The undersigned consents to, and agrees to be bound by all the terms of the bylaws of the Company, including but not limited to, any restrictions on voting rights and/or any transfer restrictions contained in said bylaws.

3. Payment arrangements. Payment for the Shares shall be received into an account designated by the Company from the undersigned by transfer of immediately available funds or other means approved by the Company, in the amount as set forth on the signature page hereto. Upon such closing, the funds shall be immediately available to the Company.

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4. Issuer-Directed Offering; No Underwriter. The undersigned understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent.

5. Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that they have satisfied themselves as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The undersigned’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the undersigned’s jurisdiction.

6. Pricing. The undersigned acknowledges that the price of the Shares was set by the Company and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower prices, with the result that the undersigned’s investment will bear a lower valuation.

7. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker-dealers, placement agents, shareholders and other agents from any liability, claims, costs, damages, losses, or expenses incurred or sustained by them as a result of the undersigned’s representations and warranties herein or otherwise being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 7 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Shares. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs, and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 7 of this Subscription Agreement.

8. Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, they will certify that their taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), they is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to 28% withholding on interest or dividends paid to the holder of the Shares.

9. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Nevada. The exclusive venue for any legal action under this Agreement will be in the County of Orange in the State of California. This clause does not apply to claims brought to enforce any duty or liability created by the Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

10. Consent to Contact. The undersigned grants permission to the Company and its employees, agents, and assigns, to contact the undersigned via electronic communications including, but not limited to, e-mail, text message/SMS, telephone calls, and other means of electronic messaging for purposes of facilitating or finalizing this investment, and for any other matters including the Company’s marketing efforts. The undersigned may opt out of this consent at any time by providing the Company with written communication evidencing the withdrawal of such permission.

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11. Electronic Signature and Communications Notice and Consent. The undersigned and the Company hereby consent and agree that electronically signing this Subscription Agreement constitutes their signature, acceptance, and agreement as if actually signed by the undersigned in writing. Further, the undersigned and the Company agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of any signature or resulting contract between the undersigned and the Company. The undersigned and the Company understand and agree that their e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding. The undersigned and the Company agree that their electronic signatures are the legal equivalent of their manual signature on this Agreement and consent to be legally bound by the Subscription Agreement’s terms and conditions. Furthermore, each party hereby agrees that all current and future notices, confirmations, and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of provided by the undersigned in the investor application process or as otherwise from time to time changed or updated and disclosed to the Company, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the undersigned and the Company. If any such electronically-sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipient’s’ spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to or by the Company, and if the undersigned desires physical documents, then the undersigned agrees to directly and personally print, at the undersigned’s expense, the electronically-sent communication(s) and maintaining such physical records in any manner or form that the undersigned desires.

12. Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

[SIGNATURE PAGE FOLLOWS]

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The undersigned has (have) executed this Subscription Agreement on this _______ day of ____________, 20_____, at ______________.

SUBSCRIBER:

_____________________________________

Signature

_____________________________________

(Print Name of Subscriber)

_____________________________________

(Street Address)

_____________________________________

(City, State and Zip Code)

_____________________________________

(Social Security or Tax Identification Number)

Number of Shares: _______________________

Dollar Amount of Shares (At $2.00 per Share): _______________________

SUBSCRIPTION ACCEPTED:

_________________________________DATE: ___________________

Alternative Ballistics Corporation

By: Steven Luna

Its: Chief Executive Officer

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ANNEX A

If you meet one of the following tests you should qualify as an “Accredited Investor,” as defined under Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Act”):

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the securities;

(iii)	You are an executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)	You are a holder in good standing of the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65), each as issued by FINRA;

(v)	You are a corporation, limited liability company, partnership or are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring our securities, with total assets in excess of $5,000,000;

(vi)	You are a bank or a savings and loan association or other institution as defined in the Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vii)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(viii)	You are a trust with total assets in excess of $5,000,000, your purchase of our securities is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in our securities;

(ix)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000;

(x)	You are a SEC or state-registered investment adviser or a federally exempt reporting adviser;

(xi)	You are a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

(xii)	You are an entity not listed above that that owns “investments,” in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered; or

(xiii)	You are an Investor certifies that (A) it is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (i) with at least $5 million in assets under management, (ii) not formed for the specific purpose of acquiring the securities offered and (iii) whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment or (B) that it is a “family client” as defined in Rule 202(a)(11)(G)-1, of a family office meeting the criteria specified above.

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